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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 2-93013, 33-23918, 33-72270, 33-58703 and
333-37324) of S&K Famous Brands, Inc. of our report dated March 15, 2002, except for Note 10, as to which the date is March 27, 2002, relating to the financial statements, which appears in the 2001 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.

PRICEWATERHOUSECOOPERS LLP


Richmond, Virginia
April 12, 2002